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                                                                    Exhibit 3.20

                            ARTICLES OF INCORPORATION

                                       OF

                    EVERGREEN HELICOPTERS INTERNATIONAL, INC.

                                   * * * * *

          We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

          The name of the corporation is

                    EVERGREEN HELICOPTERS INTERNATIONAL, INC.

                                   ARTICLE TWO

          The period of its duration is perpetual.

                                  ARTICLE THREE

          The purpose or purposes for which the corporation is organized are:

          To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

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                                  ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is (5,000) without par value.

                                  ARTICLE FIVE

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of Five Thousand Dollars ($5,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                   ARTICLE SIX

          The street address of its initial registered office is c/o C T Corporation System, 811 Dallas Avenue, Houston, Texas 77002, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM. The business address of the company shall be 2001 Terminal Drive, Galveston, Texas 77554-9803

                                  ARTICLE SEVEN

          The number of directors of the corporation may be fixed by the by-laws.

          The number of directors constituting the initial board of directors is three, and the name and address of

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each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

       NAME                  ADDRESS
       ----                  -------
Delford M. Smith      3900, North Hembree,
                      McMinnville, OR 97128

Timothy G. Wahlberg   1030 W. 21st St.
                      McMinnville, OR 97128

Ronald A. Lane        910 W. 21st St.
                      McMinnville, OR 99128

                                  ARTICLE EIGHT

          The names and addresses of the incorporators are:

 NAMES                       ADDRESSES
 -----                       ---------
S. Stout              520 Pike Street
                      Seattle, Washington 98101

T. Smith              520 Pike Street
                      Seattle, Washington 98101

          IN WITNESS WHERE0F, we have hereunto set our hands, this 15th day of November, 1989.


                                               /s/ S. Stout
                                               ---------------------------------
                                               S. Stout


                                               /s/ T. Smith
                                               ---------------------------------
                                               T. Smith

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